CREDIT SUISSE TRUST

                            Certificate of Amendment

                  The undersigned, being the Secretary of Credit Suisse Trust, a trust with transferable shares of the type commonly called . a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust, dated March 15, 1995, as amended to date (as so amended, the "Declaration"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on February 11. 2004, the Declaration of Trust is hereby amended as follows:

                  Section 6.2 of the Declaration of Trust is amended to change the name of the Emerging Growth Portfolio of the Trust to be the "Mid-Cap Growth Portfolio" effective upon filing.

                  IN WITNESS WHEREOF, the undersigned has set his band and seal this 3rd day of May, 2004.


                                                    /s/ Hal Liebes
                                                    ----------------------------
                                                    Hal Liebes
                                                    Vice President and Secretary


                                 ACKNOWLEDGMENT

STATE OF New York                   )
                                    )ss.
COUNTY OF New York                  )

                                                                     May 3, 2004

                  Then personally appeared the above-named Hal Liebes and acknowledged the foregoing instrument to be his free act and deed.

Before me,

                                                 /s/ Juwen Gao
                                                 -------------------------------
                                                 Notary Public

                                                 My commission expires:  8/26/08
                                                                         -------

                        THE COMMONWEALTH OF MASSACHUSETTS

 I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are
                      deemed to have been filed with me on:

                                  May 03, 2004



                                                   WILLIAM FRANCIS GALVIN

                                                   Secretary of the Commonwealth